UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2003

The Walt Disney Company

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California (Address of Principal Executive Offices)	91521 (Zip Code)

Registrant’s Telephone Number, Including Area Code (818) 560-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report )

Item 6. Resignations of Registrant’s Directors

On November 30, 2003, Roy E. Disney resigned from his positions as Vice Chairman of the Board of Directors of The Walt Disney Company (the “Company”) and Chairman of the Feature Animation Division of the Company. A copy of his letter addressed to Michael D. Eisner, Chairman of the Board of Directors and Chief Executive Officer of the Company, in which Mr. Disney described his disagreement with the Company, is attached hereto as Exhibit 99.1.

On November 30, 2003, Senator George J. Mitchell, Presiding Director of the Board of Directors of the Company, issued the following statement on behalf of the Board of Directors of the Company: “The Governance and Nominating Committee recently informed Mr. Disney of its judgment that the mandatory age limits of the [C]ompany’s Corporate Governance Guidelines, which had previously been unanimously approved by the Board, should be applied to him and two other Board members, Thomas S. Murphy and Raymond Watson. It is unfortunate that the Committee’s judgment to apply these unanimously adopted governance rules has become an occasion to raise again criticisms of the direction of the Company, and calls for change of management, that have been previously rejected by the Board.”

On December 1, 2003, Stanley P. Gold resigned from his position as a director of the Company. A copy of his letter addressed to the Board of Directors of the Company, in which Mr. Gold described his disagreement with the Company, is attached hereto as Exhibit 99.2.

On December 1, 2003, the independent members of the Board of Directors of the Company issued the following statement: “We categorically reject Mr. Gold’s untrue and unwarranted allegations about the Company and the Board. As he has done repeatedly in the past, Mr. Gold in his letter persists in characterizing the Board’s failure to agree with him as failure to consider the issues he has raised. In fact, the Board has extensively discussed and deliberated on each of the concerns he has expressed. Because the Board, after careful consideration, has refused to accept their principal recommendation to replace management, Mr. Gold and Mr. Disney have chosen their current destructive course of action. Both Mr. Gold and Mr. Disney, along with every other director, voted in favor of the very retirement rules to which they now object and which apply to ‘all directors.’ It is unfortunate that the application of these rules has been used as an occasion to again raise unwarranted criticisms of the Company and of the Board. It is a disservice to shareholders and to employees that the Company faces this distraction at a time when its performance is improving as a result of growth plans and initiatives being implemented by management with Board approval.”

Item 7. Financial Statements, Financial Information and Exhibits

(c) Exhibits

99.1	Letter, dated November 30, 2003, from Roy E. Disney to Michael D. Eisner, Chairman of the Board of Directors and Chief Executive Officer of The Walt Disney Company.

99.2	Letter, dated December 1, 2003, from Stanley P. Gold to the Board of Directors of The Walt Disney Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By:	/S/ ALAN N. BRAVERMAN

Alan N. Braverman Senior Executive Vice President and General Counsel

Date: December 5, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Name

99.1	Letter, dated November 30, 2003, from Roy E. Disney to Michael D. Eisner, Chairman of the Board of Directors and Chief Executive Officer of The Walt Disney Company.

99.2	Letter, dated December 1, 2003, from Stanley P. Gold to the Board of Directors of The Walt Disney Company.